Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of CenterState Bank Corporation (“CenterState” or the “Company”), HCBF Holding Company, Inc. (“HCBF”) and Sunshine Bancorp, Inc. (“Sunshine”) and have been prepared to illustrate the effects of the mergers under the acquisition method of accounting. See “The Merger — Accounting Treatment.” CenterState completed the acquisitions of HCBF and Sunshine on January 1, 2018, whereby HCBF and Sunshine merged with and into CenterState, with CenterState continuing as the surviving corporation in the merger.

The unaudited pro forma combined consolidated balance sheet as of December 31, 2017 is presented as if the HCBF and the Sunshine mergers had occurred on December 31, 2017. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 are presented as if both mergers had occurred on January 1, 2017. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the mergers and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, CenterState’s one-time merger costs for both mergers are not included.  The financial results of HCBF also include the effect of the acquisition of Jefferson Bankshares, Inc. (“Jefferson”), which was completed on July 28, 2017.  The historical results of operations for Platinum Bank Holding Company (“Platinum”) for the period of January 1, 2017 through March 31, 2017 (the Platinum merger transaction closed on April 1, 2017) are included in the unaudited pro forma combined consolidated statement of income for the twelve months ended December 31, 2017.  The historical results of operations for Gateway Financial Holdings of Florida, Inc. (“Gateway”) for the period of January 1, 2017 through April 30, 2017 (the Gateway merger transaction closed on May 1, 2017) are included in the unaudited pro forma combined consolidated statement of income for the twelve months ended December 31, 2017.  The unaudited pro forma combined statements of income for the year ended December 31, 2017 assume the Platinum and Gateway mergers were completed on January 1, 2017.  No pro forma adjustments for Platinum and Gateway are presented for the unaudited pro forma combined consolidated balance sheet since both transactions are already reflected in CenterState’s historical financial condition at December 31, 2017.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•

CenterState’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 28, 2018, which is incorporated by reference into this Form 8-K/A;

•	HCBF’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017 included as Exhibit 99.1 in this Form 8-K/A;

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of December 31, 2017

(in thousands, except per share data)

					CenterState				CenterState
	CenterState	HCBF	Pro Forma		HCBF	Sunshine	Pro Forma		Pro Forma
	as reported	as reported	adjustments		Pro Forma	as reported	adjustments		Total Combined
Assets:
Cash and cash equivalents	$280,619	$77,176	($46,737)	a,c	$311,058	$47,098	($49)	a,c	$358,107
Investment securities	1,299,319	588,596	(3,368)	d,o	1,884,547	93,291	(285)	d,o	1,977,553
Loans held for sale	19,647	5,694			25,341	430			25,771

Loans held for investment	4,773,221	1,350,760	(24,724)	e,o	6,099,257	705,559	(21,238)	e,o	6,783,578
Allowance for loan losses	(32,825)	(8,513)	8,513	f	(32,825)	(3,752)	3,752	f	(32,825)
Net loans	4,740,396	1,342,247			6,066,432	701,807			6,750,753

Other Real Estate Owned ("OREO")	3,987	7,462	(1,255)	g	10,194	-			10,194
Bank premises and equipment, net	141,886	53,200	(2,517)	h	192,569	24,940	(4,774)	h	212,735
Goodwill	257,683	24,839	206,771	k,o	489,293	20,278	97,493	k,o	607,064
Other intangibles	24,614	13,783	9,842	i,o	48,239	1,684	6,841	i,o	56,764
Bank owned life insurance	146,739	39,089			185,828	23,101			208,929
Deferred income tax asset, net	37,725	10,012	3,641	c,j,o	51,378	4,509	8,363	c,j,o	64,250
Prepaid and other assets	171,360	20,367	(53)	g	191,674	28,373	(21,073)	c,g	198,974
Total Assets	$7,123,975	$2,182,465			$9,456,553	$945,511			$10,471,094

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$5,560,523	$1,744,292	419	l,o	$7,305,234	$719,002	36	l,o	$8,024,272
Other borrowings	558,570	157,936	(17)	m,o	716,489	106,353	1	m	822,843
Corporate debentures	26,192	6,038	15	n,o	32,245	-			32,245
Payables and other liabilities	73,940	20,137	(1,546)	o	92,531	4,580	(3,277)	c,o	93,834
Total liabilities	6,219,225	1,928,403			8,146,499	829,935			8,973,194
Stockholders' Equity:
Common Stock	602	22	129	b,p	753	80	(9)	b,p	824
Additional paid in capital	737,905	234,841	170,312	b,p	1,143,058	97,259	90,516	b,p	1,330,833
Retained earnings (deficit)	173,248	24,102	(24,102)	c,p	173,248	19,232	(19,232)	c,p	173,248
Unearned employee stock ownership plan ("ESOP") shares					-	-	-		-
Accumulated other comprehensive income (loss)	(7,005)	(4,903)	4,903	p	(7,005)	(995)	995	p	(7,005)
Total stockholders' equity	904,750	254,062			1,310,054	115,576			1,497,900
Total Liabilities and Stockholders' Equity	$7,123,975	$2,182,465			$9,456,553	$945,511			$10,471,094

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the year ended December 31, 2017

(in thousands, except per share data)

			Pro			Pro					Pro		CenterState		Pro
	CenterState	Platinum	Forma		Gateway	Forma		CenterState	HCBF	Jefferson	Forma		HCBF	Sunshine	Forma		Pro Forma
	as reported	Mar. 31	adjustment		Apr. 30	adjustment		Pro Forma	as reported	as reported	adjustment		Pro Forma	as reported	adjustment		Combined
Interest income:
Loans	$219,972	$5,658	($1,677)	q	$8,243	($586)	q	$231,610	$61,565	6,053	$7,682	q	$306,910	$33,420	$4,565	q	$344,895
Investment securities	27,922	150			1,782			29,854	12,308	403	1,684	r	44,249	1,751	$285	r	46,285
Federal funds sold and other	3,432	65			201			3,698	670	82			4,450	469			4,919
	251,326	5,873			10,226			265,162	74,543	6,538			355,609	35,640			396,099
Interest expense:
Deposits	11,079	708	537	s	972	131	s	13,427	5,445	339	(445)	s	18,766	2,452	($84)	s	21,134
Other borrowings	4,704	180			193			5,077	1,637	203	229	u	7,146	1,049			8,195
	15,783	888			1,165			18,504	7,082	542			25,912	3,501			29,329

Net interest income	235,543	4,985			9,061			246,658	67,461	5,996			329,697	32,139			366,770
Provision (credit) for loan losses	4,958				78			5,036	3,321	143			8,500				8,500
Net interest income after loan loss provision	230,585	4,985			8,983			241,622	64,140	5,853			321,197	32,139			358,270

Non interest income:
Correspondent banking capital markets revenue	23,520							23,520					23,520				23,520
Other correspondent banking related revenue	4,821							4,821					4,821				4,821
Service charges on deposit accounts	14,986	101			338			15,425	3,334	472			19,231	2,133			21,364
Debit, prepaid, ATM and merchant card related fees	9,035							9,035	3,085				12,120				12,120
Wealth management related revenue	3,554							3,554					3,554	214			3,768
Bank owned life insurance income	3,293							3,293	1,035				4,328	748			5,076
Other non interest income	5,973	3						5,976	5,086				11,062	1,080			12,142
Net gain on sale of securities available for sale	(7)				568			561	18	102			681				681
Total other income	65,175	104			906			66,185	12,558	574			79,317	4,175			83,492

Unaudited Pro Forma Combined Consolidated Statement of Income (continued)

For the year ended December 31, 2017

(in thousands, except per share data)

			Pro			Pro					Pro		CenterState		Pro
	CenterState	Platinum	Forma		Gateway	Forma		CenterState	HCBF	Jefferson	Forma		HCBF	Sunshine	Forma		Pro Forma
	as reported	Mar. 31	adjustment		Apr. 30	adjustment		Pro Forma	as reported	as reported	adjustment		Pro Forma	as reported	adjustment		Combined
Non interest expense:
Salaries, wages and employee benefits	$109,412	$2,327			$4,354			$116,093	$30,372	$2,509			$148,974	$19,599			$168,573
Occupancy expense	20,024	224			895			21,143	8,342	665			30,150	2,784			32,934
Data processing expense	8,436	239			24			8,699	6,931	530			16,160	2,366			18,526
Professional fees	3,644	380			212			4,236	1,918	(75)			6,079	838			6,917
Bank regulatory expenses	3,051	215						3,266	923				4,189	316			4,505
Amortization of intangibles	4,066		(16)	t		71	t	4,121	2,501		1,043	t	7,665	397	882	t	8,944
Credit related expenses	2,035	40			71			2,146	1,470				3,616				3,616
Marketing expenses	3,929	72			1			4,002	576	52			4,630	32			4,662
Merger related expenses	13,046	5,456	($9,380)	v	4,674	($10,877)	v	2,919	2,581	2,560	($3,336)	v	4,724	6,755	($7,614)	v	3,865
Other expenses	18,842	900			3,185			22,927	5,894	$82			28,903	$3,708			32,611
Total other expenses	186,485	9,853			13,416			189,552	61,508	6,323			255,090	36,795			285,153

Income before provision for income taxes	109,275	(4,764)			(3,527)			118,255	15,190	104			145,424	(481)			156,609
Provision for income taxes	53,480		772	w,x	(1,544)	3,223	w	55,931	10,667	158	3,793	w	70,549	2,090	3,726	w	76,365
Net income	$55,795	($4,764)			($1,983)			$62,324	$4,523	($54)			$74,875	($2,571)			$80,244

Less: earnings allocated to participating securities	120							120					120				120
Net income available to common shareholders	$55,675	($4,764)			($1,983)			$62,204	$4,523	($54)			$74,755	($2,571)			$80,124
Basic earnings (loss) per common share	$0.97	NA			NA			$1.04	$0.22	NA			$1.00	NA			$0.98
Diluted earnings (loss) per common share	$0.95	NA			NA			$1.02	$0.21	NA			$0.98	NA			$0.96
Weighted average common shares outstanding
Basic	57,245	NA			NA			59,695	20,978	NA			74,747	NA			81,798
Diluted	58,341	NA			NA			60,791	21,520	NA			76,519	NA			83,815

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of December 31, 2017 and the unaudited pro forma combined statements of income for the year ended December 31, 2017 are based on the historical financial statements of CenterState Bank Corporation (“CenterState” or the “Company”), HCBF Holding Company, Inc. (“HCBF”) and Sunshine Bancorp, Inc. (“Sunshine”) after giving effect to the completion of the mergers and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the mergers, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the three companies. The financial condition and results of operations of HCBF also include the effect of the acquisition of Jefferson, which was completed on July 28, 2017. The historical results of operations for Platinum Bank Holding Company (“Platinum”) for the period of January 1, 2017 through March 31, 2017 (the Platinum merger transaction closed on April 1, 2017) are included in the unaudited pro forma combined consolidated statement of income for the twelve months ended December 31, 2017.  The historical results of operations for Gateway Financial Holdings of Florida, Inc. (“Gateway”) for the period of January 1, 2017 through April 30, 2017 (the Gateway merger transaction closed on May 1, 2017) are included in the unaudited pro forma combined consolidated statement of income for the twelve months ended December 31, 2017.  The unaudited pro forma combined statements of income for the year ended December 31, 2017 assume the Platinum and Gateway mergers were completed on January 1, 2017.  No pro forma adjustments for Platinum and Gateway are presented for the unaudited pro forma combined consolidated balance sheet since both transactions are already reflected in CenterState’s historical financial condition at December 31, 2017.  Certain historical financial information has been reclassified to conform to the current presentation.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. CenterState completed the acquisitions of HCBF and Sunshine on January 1, 2018 and is currently working through an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 – Preliminary Estimated Acquisition Consideration

On January 1, 2018, CenterState completed its acquisition of HCBF and acquired 100% of the outstanding common stock of HCBF.  Each share of HCBF common stock was exchanged for 0.675 shares of CenterState common stock and $1.925 in cash.  Based on the number of shares of HCBF common stock outstanding as of December 31, 2017 and CenterState’s closing price on December 29, 2017, the last trading day prior to the effective time of the merger, the purchase price for HCBF was as follows.

(dollars are in thousands, except per share data)
Number of shares of HCBF common stock outstanding at December 31, 2017	22,299,082
Per share exchange ratio	0.675
Number of shares of CenterState common stock less 241 of fractional shares	15,051,639
CenterState common stock price per share on December 29, 2017	$25.73
Fair value of CenterState common stock issued	$387,279

Number of shares of HCBF common stock outstanding at December 31, 2017	22,299,082
Cash consideration each HCBF share is entitled to receive	$1.925
Total Cash Consideration plus $6 for 241 of fractional shares	$42,932

Total Stock Consideration	$387,279
Total Cash Consideration	42,932
Total consideration to be paid to HCBF common shareholders	$430,211
Fair value of HCBF stock options converted to CenterState stock options	18,025
Total Purchase Price for HCBF	$448,236

On January 1, 2018, CenterState completed its acquisition of Sunshine and acquired 100% of the outstanding common stock of Sunshine.  Each share of Sunshine common stock was exchanged for 0.89 shares of CenterState common stock plus cash in lieu of fractional shares.  Based on the number of shares of Sunshine common stock outstanding as of December 31, 2017 and CenterState’s closing price on December 29, 2017, the last trading day prior to the effective time of the merger, the purchase price for Sunshine was as follows.

(dollars are in thousands, except per share data)
Number of shares of Sunshine common stock outstanding at December 31, 2017	7,922,479
Per share exchange ratio	0.89
Number of shares of CenterState common stock less 361 of fractional shares	7,050,645
CenterState common stock price per share on December 29, 2017	$25.73
Fair value of CenterState common stock issued	$181,413
Cash consideration paid for 361 of fractional shares	$7
Total consideration to be paid to Sunshine common shareholders	$181,420
Fair value of Sunshine stock options converted to CenterState stock options	6,433
Total Purchase Price for Sunshine	$187,853

Note 3 – Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of HCBF and Sunshine based on their estimated fair values as of the closing of the mergers. The excess of the purchase price over the fair value of assets acquired and liabilities assumed for each acquisition, if any, is allocated to goodwill.

The allocation of the purchase price with regard to HCBF and Sunshine is preliminary. The preliminary allocation is based on valuations, appraisals and other studies that have not been finalized as of the date of this filing. Accordingly, the purchase price allocation adjustments will remain preliminary until CenterState management determines the final fair values of the assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed within the measurement period, which is one year from the date of acquisition. The final amounts allocated to assets acquired and liabilities assumed could differ from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total purchase price as shown in the tables above is allocated to HCBF’s and Sunshine’s tangible and intangible assets and liabilities as of December 31, 2017 based on their preliminary estimated fair values as follows (dollars are in the thousands).

	HCBF	Sunshine
Cash and cash equivalents	$73,371	$47,056
Investment securities	585,228	93,006
Loans held for sale	5,694	430
Loans held for investment	1,326,036	684,321
OREO (foreclosed assets)	6,207	-
Bank premises and equipment	50,683	20,166
Bank owned life insurance	39,089	23,101
Deferred income tax asset, net	13,653	12,872
Other assets	20,314	7,300
Intangible assets	23,625	8,525
Goodwill	231,610	117,771
Deposits	(1,744,711)	(719,038)
Other borrowings	(157,919)	(106,354)
Corporate debentures	(6,053)	-
Other liabilities	(18,591)	(1,303)
Total Purchase Price	$448,236	$187,853

Approximately $23,625 and $8,525 for HCBF and Sunshine, respectively, have been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the mergers been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.

The following unaudited pro forma adjustments result from accounting for the mergers, including the determination of fair value of the assets, liabilities, and commitments that CenterState, as the acquirer, acquired from HCBF and Sunshine. The descriptions related to these preliminary adjustments are as follows (dollars are in thousands):

Balance Sheet – the explanations and descriptions below are referenced to the December 31, 2017 Unaudited Pro Forma Combined Consolidated Balance Sheet on page 2.

		HCBF		Sunshine
Pro Forma Adjusting entries (Balance Sheet):		Debit	Credit	Debit	Credit
a	Cash		$42,932		$7
b	Common stock		151		$71
b	Additional paid in capital		405,153		187,775
c	Cash		3,805		42
c	Other assets		0		20,992
c	Other liabilities		0	2,720
c	Deferred tax asset	673		4,494
c	Retained earnings	3,132		13,820
d	Investment securities		9,213		1,881
e	Loans held for investment		40,438		22,657
f	Allowance for loan losses	8,513		3,752
g	Other real estate owned ("OREO")		1,255		0
g	Other assets		53		81
h	Property and equipment, net		2,517		4,774
i	Core deposit intangible ("CDI")	23,625		8,525
j	Deferred tax asset	4,633		4,273
k	Preliminary goodwill estimate	231,610		117,771
l	Deposits		589		32
m	Federal Home Loan Bank advances		126		1
n	Corporate debentures	2,128
o	Loans	15,714		1,419
o	Investment securities	5,845		1,596
o	Goodwill		24,839		20,278
o	CDI		13,783		1,684
o	Deferred tax asset		1,665		404
o	Deposits	170			4
o	Federal Home Loan Bank advances	143
o	Corporate debentures		2,143
o	Other liabilities	1,546		557
p	Common Stock	22		80
p	Additional paid in capital	234,841		97,259
p	Retained earnings	20,970		5,412
p	Accumulated other comprehensive loss		4,903		995

a.	Payment of the cash consideration component, including cash in lieu of fractional shares, of total merger consideration to shareholders.

b.

CenterState common shares issued to HCBF’s and Sunshine’s shareholders representing the stock consideration component of the total respective merger consideration.  The pro forma adjustments to additional paid in capital for HCBF and Sunshine also include the fair value of HCBF’s and Sunshine’s stock options, which converted to

CenterState stock options. The closing price of CenterState’s common stock on December 29, 2017, the last trading day before the effective time of the mergers, was $25.73, as reported by NASDAQ.

c.	Represents HCBF’s and Sunshine’s merger expenses, which were paid immediately prior effective time of the merger, the related tax benefit and the net effect on HCBF’s and Sunshine’s retained earnings.

d.	Adjust investment securities to estimated fair value.

e.	Adjustment to loans held for investment to reflect the preliminary estimated fair value.

f.	Adjustment to allowance for loan losses to reflect the reversal of HCBF’s and Sunshine’s allowance for loan and lease losses.

g.	Adjustment to OREO and other repossessed assets to reflect the preliminary estimated fair value associated with CenterState’s estimated marketability discounts and liquidation strategy.

h.	Adjustment to branch real estate to reflect the preliminary estimated fair value.

i.	Adjustment to reflect the preliminary estimate of the core deposit intangible.

j.

Adjustment to reflect the net deferred tax asset generated by the net fair value adjustments and existing pre-merger timing differences using an assumed effective tax rate equal to 25.345% for HCBF and Sunshine.

k.	Adjustment to reflect the preliminary goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.

l.	Adjustment to time deposits to reflect preliminary estimated fair value.

m.	Adjust Federal Home Loan Bank advances to estimated fair value.

n.	Adjustment to corporate debentures to reflect preliminary estimated fair value.

o.

Adjustments to reflect the reversal of existing fair value adjustments to loans, CDI, investment securities, deposits, Federal Home Loan Bank advances, and the related deferred tax asset and goodwill at HCBF and Sunshine from previous acquisitions, as well as the write-off of certain liabilities at HCBF and Sunshine.

p.	Reflects the reversal of stockholders’ equity after adjustments in c above.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2017 starting on page 3.

Income Statements – Pro Forma Adjustments

		Twelve months ended December 31, 2017
Pro Forma Adjusting entries (Income Statements) (dollars are in thousands):		Platinum	Gateway	HCBF	Sunshine
q	Remove existing interest accretion	($2,288)	($1,062)
q	Preliminary estimate of loan interest accretion	$611	$476	$7,682	$4,565
r	Investment securities amortization of fair value adjustment at acquisition date			$1,684	$285
s	Remove existing time deposit amortization of fair value adjustment	$836	$235	$160
s	Time Deposits amortization of fair value adjustment at acquisition date	($299)	($104)	($605)	($84)
t	Remove amortization of existing CDI	($449)	($843)	($2,501)	($397)
t	Amortization of new CDI	$433	$914	$3,544	$1,279
u	Remove amortization of existing amortization for other borrowings			$113
u	Amortization of new fair value adjustment on other borrowings			$116
v	Remove merger related fees	($9,380)	($10,877)	($3,336)	($7,614)
w	Income tax expense of pro-forma adjustments	$2,294	$3,223	$3,793	$3,726
x	Income tax expense for Platinum's pre-tax loss using CenterState's effective tax rate	($1,522)

q.

Represents the reversal of existing interest accretion recorded by CenterState for loans acquired from the Platinum and Gateway mergers and the estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the Platinum, Gateway, HCBF and Sunshine mergers.

r.	Represents the estimate of investment securities amortization related to preliminary estimates of the fair value adjustments on investment securities pursuant to the HBCF Merger.

s.

Represents the reversal of existing time deposits amortization recorded by CenterState for time deposits assumed from the Platinum and Gateway mergers and estimates of time deposit amortization related to preliminary estimates of the fair value adjustments on the time deposits acquired pursuant to the Platinum, Gateway, HCBF and Sunshine mergers. The time deposits assumed from HCBF and Sunshine will be adjusted to fair value at the acquisition date.  The preliminary estimates of the fair value adjustment at acquisition date from the HCBF and Sunshine mergers are $589 and $32, respectively.  This amount will be amortized as a decrease to interest expense on a pro rata basis based on the maturities of the underlying time deposits.  The amortization for HCBF and Sunshine is preliminarily estimated to approximate $605 and $84, respectively, during the first year of combined operations.

t.

Represents the reversal of existing CDI amortization recorded by CenterState for deposits assumed from the Platinum and Gateway mergers, existing CDI amortization recorded by HCBF and Sunshine for their prior acquisitions, and estimates of CDI amortization related to preliminary estimates of the fair value adjustments on the time deposits acquired pursuant to the Platinum, Gateway, HCBF and Sunshine mergers. The preliminary estimates of CDI related to CenterState’s acquisition of HCBF and Sunshine are $23,625 and $8,525, respectively, and will be amortized over a ten-year period on an accelerated basis.  The CDI amortization expense for HCBF and Sunshine is expected to be approximately $3,544 and $1,279, respectively, during the first year of combined operations.  Below is the preliminary estimated amortization schedule.

Year	HCBF	Sunshine	Year	HCBF	Sunshine
1	$3,544	$1,279	6	$2,055	$742
2	3,012	1,087	7	2,056	743
3	2,560	924	8	2,056	743
4	2,176	785	9	2,055	743
5	2,055	742	10	2,055	742

u.

Represents the reversal of existing Federal Home Loan Bank advances and corporate debentures amortization recorded by HCBF for prior acquisitions and the estimate of amortization for corporate debentures related to preliminary estimates of the fair value adjustment on corporate debentures pursuant to the HBCF Merger.

v.	Adjustment to reflect the reversal of merger related expenses incurred by CenterState for the Platinum, Gateway, HCBF and Sunshine mergers.

w.

Adjustment to reflect the income tax provision of the pro forma adjustments using 31.9% as the incremental effective tax rate, which was CenterState’s effective tax rate during the year 2017 excluding the one-time charge for the revaluation of the deferred tax asset booked as additional income tax expense in 2017.

x.	Adjustment to reflect the income tax provision on Platinum’s pre-tax income loss assuming CenterState’s effective tax rate for the period presented.

Note 5 - Earnings per Common Share

Unaudited pro forma earnings per common share for the year ended December 31, 2017 have been calculated using CenterState’s historic weighted average common shares outstanding plus the common shares issued to Platinum, Gateway, HCBF and Sunshine shareholders in each.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2017 (dollars are in thousands, except for per share data).

	Year ended
	December 31, 2017
	Basic	Diluted
Pro forma net income available to common shareholders	$80,124	$80,124
Weighted average common shares outstanding:
CenterState	57,245	58,341
Incremental effect of common shares issued to Platinum shareholders	1,055	1,055
Incremental effect of common shares issued to Gateway shareholders	1,395	1,395
Common shares issued to HCBF shareholders	15,052	15,728
Common shares issued to Sunshine shareholders	7,051	7,296
Pro forma weighted average common shares outstanding	81,798	83,815
Pro forma net income per common share	$0.98	$0.96